Exhibit 1A-3.2

EXHIBIT B

FORM OF WARRANT AGREEMENT

CANNASSIST INTERNATIONAL CORP.

Warrant

Warrant No. 2018-__

CANNASSIST INTERNATIONAL CORP.

(a Delaware Corporation)

Warrant for the Purchase of                                        Common Stock Shares

[This Warrant Will Be Void After 5:00 P.M. Pacific Time On     , 201

These securities have not been registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in reliance on exemptions from registration provided in Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996.

THIS WARRANT (this “Warrant”) certifies that, for value received, _________________or registered assigns (the “Holder” or “Holders”), is entitled, at any time on or before 5:00 p.m. Pacific Standard Time on _______________, 201_, to subscribe for, purchase, and receive _________________ shares of common stock (the “Shares”) of CannAssist International Corp., a Delaware Corporation (the “Company”). Each Warrant is exercisable to purchase Shares at a purchase price equal to $0.50 (the “Exercise Price”). The number of Shares to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of certain events as described herein. If the rights represented hereby are not exercised by 5:00 p.m. Pacific Standard Time on that certain date ten years from the date of issuance, this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

Subject to the terms set forth herein, this Warrant may be assigned by the Holder in whole or in part by execution of the form of assignment attached hereto or may be exercised by the Holder in whole or in part by execution of the form of exercise attached hereto and payment of the Exercise Price in the manner described above, all subject to the terms hereof.

1.       Exercise of Warrants. The Holder shall have the rights of a stockholder only with respect to Shares fully paid for by the Holder under this Warrant. On the exercise of all or any portion of this Warrant in the manner provided above, the Holder exercising the same shall be deemed to have become a Holder of record of the Shares as to which this Warrant is exercised for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than 10 days after this Warrant shall have been exercised as set forth above. If this Warrant shall be exercised in respect to only a part of the Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Shares with respect to which this Warrant shall not have been exercised.

2.       Assignment of Warrants. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Shares as shall be contemplated by any such agreement, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Shares purchasable hereunder that have not been transferred to the assignee.

3.       Fully Paid Shares. The Company covenants and agrees that the Shares that may be issued on the exercise of this Warrant will, on issuance pursuant to the terms of this Warrant, be fully paid and non-assessable, free from all taxes, liens, and charges with respect to the issue thereof, and not issued in violation of the preemptive or similar right of any other person. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

4.        Limitation of Transfer. Subject to the restrictions set forth in paragraph 5 hereof, this Warrant is transferable at the offices of the Company. On such transfer, every Holder hereof agrees that the Company may deem and treat the registered Holder(s) of this Warrant as the true and lawful owner(s) thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

5.       Disposition of Warrants or Shares. Each registered owner of this Warrant, by acceptance hereof, agrees for itself and any subsequent owner(s) that, before any disposition is made of any Warrants or Shares, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

(a)        the Company has received written assurances from the proposed transferee confirming a factual basis for relying on exemptions from registration under applicable federal and state securities laws for such transfer or an opinion from counsel for the Holder(s) of the Warrants or Shares stating that no registration under the Securities Act or applicable state statute is required with respect to such disposition; or

(b)        a registration statement under the Securities Act has been filed by the Company and declared effective by the SEC covering such proposed disposition and the disposition has been registered or qualified, or is exempt therefrom, under the state having jurisdiction over such disposition.

6.       Restricted Securities. The Holder acknowledges that this Warrant is, and that the Shares issuable on exercise hereof will be, “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. Accordingly, this Warrant must be taken for investment and held indefinitely. Likewise, any Shares issued on exercise of this Warrant must be taken for investment and held indefinitely and may not be resold unless such resale is registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. A legend to the foregoing effect shall be placed conspicuously on the face of all certificates for Shares issuable on exercise of this Warrant.

7.       Governing Law. This Warrant shall be construed under and be governed by the laws of the state of Delaware.

8.       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

9.       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

10.       Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

11.       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders of this Warrant from the Initial Exercise Date through the Termination Date, and shall be enforceable by any such Holder.

12.       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

13.       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

14.       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

15.       Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

19.       Taxes. The Company will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

DATED this                      day of                                                    20    .

CannAssist International Corp.

By:
Mark Palumbo, CEO

NOTICE OF EXERCISE
(to be signed only upon exercise of Warrant)

TO:	CANNASSIST INTERNATIONAL CORP.

The undersigned, the owner of the attached Warrant, hereby irrevocable elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder, ____________________ shares of common stock (the “Shares”) of CannAssist International Corp., and herewith makes payment of $____________________ therefore. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions set forth below and, if the Warrant is being exercised with respect to less than all of the Shares to which it pertains, prepare and deliver a new Warrant of like tenor for the balance of the Shares purchasable under the attached Warrant.

DATED this                       day of                                                  20    .

Signature:

Name:
(

Please Type or Print Address:

NOTICE: The signature to the form of purchase must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: